SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): January 9, 2007 (January 5, 2007)

ZANE ACQUISITION I, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52270	02-0782559
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o LA Marketing, 4800 North Federal Highway, Suite D108, Boca Raton, FL 33431
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (561) 939-6400

No change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 5, 2007, Jared Shaw resigned from his position as Treasurer and member of the Board of Directors of Zane Acquisition I, Inc. (the “Company”). Mr. Shaw’s resignation letter is attached hereto as Exhibit 17.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 5, 2007, in accordance with Article VI of the Company’s Bylaws, the Board of Directors of the Company amended Article III of the Bylaws, which provided that the officers of the Corporation will consist of a President, Secretary and Treasurer. The Board of Directors adopted the Amended and Restated Bylaws, which provides that the officers of the Corporation will consist of a President and Secretary. A copy of the Amended and Restated Bylaws are attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits: The following exhibits are filed as part of this report:

Exhibit
Number	Description

3.2	Amended and Restated Bylaws

17.1	Resignation Letter from Jared Shaw, dated January 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2007	ZANE ACQUISITION I, INC.

By: /s/ Steven Bettinger
Name: Steven Bettinger
Title: President